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                                                                     EXHIBIT 5.1

           (KAHN, KLEINMAN, YANOWITZ & ARNSON CO., L.P.A. LETTERHEAD)

                                 March 26, 2002

Cohesant Technologies Inc.
5845 West 82nd Street
Indianapolis, Indiana 46278

Ladies and Gentlemen:

         In connection with the filing by Cohesant Technologies Inc. (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to a maximum of an additional 166,000 Common Shares, $0.001 par value (the "Shares") of the Company to be issued under the Cohesant Technologies Inc. 1994 Employee Stock Option Plan (the "Plan"), we have examined the following:

                  1. The Certificate of Incorporation of the Company, as corrected and the By-Laws of the Company, as amended, each as currently in effect;

                  2. The records relating to the organization of the Company and such other records of corporate proceedings and such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed;

                  3. The Registration Statement on Form S-8 (including Exhibits thereto); and

                  4. Copies of the Plan, and the records of the proceedings of the Board of Directors and shareholders of the Company relating to the adoption and approval thereof, and the increase of authorized shares thereunder.

         Based upon that examination, we are of the opinion that:

                  A. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

                  B. The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the use of our name therein.



                               Very truly yours,


                               /s/ Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
                               -------------------------------------------------
                               KAHN, KLEINMAN, YANOWITZ & ARNSON CO., L.P.A.